UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/14/2006

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7092

TX	75-0868913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 218370, Houston, TX 77218-8370
(Address of principal executive offices, including zip code)

281-492-0550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 14, 2006, Reliability Incorporated (the "Company")entered into an Asset Purchase Agreement with Reliability Power, Inc. under which the Company will sell the assets of its Power Sources Division, excluding accounts receivable.

The foregoing description of the terms of the asset sale does not purport to be a complete statement of the parties' rights or a complete explanation of the material terms of the Asset Purchase Agreement. Such description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated by reference into this report by this reference.

Prior to entereing into the Asset Purchase Agreement, no material relationship existed between the Company and its subsidiary and Reliability Power, Inc. or any of its affiliates, directors or officers.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On March 14, 2006, the Company closed the transaction described in Item 1.01 above. The purchase price was $280,000, paid in cash at closing.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Stements of Businesses Acquired
    Not applicable.
(b) Unaudited Pro Forma Consolidated Financial Information
    Not applicable.
(c) Exhibits
2.1 Asset Purchase Agreement dated March 14, 2006, by and between Reliability Incorporated and Reliability Power, Inc.
99.1 Press release issued by Reliability Incorporated on March 15, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: March 15, 2006	By:	/s/ Carl V. Schmidt
Carl V. Schmidt
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-2.1	Asset Purchase Agreement
EX-99.1	Press Release Announcing Sale of Power Sources Division